[ HALLMARK CARDS
          LOGO]
                                                 HALLMARK CARDS INCORPORATED
                                                    KANSAS CITY, MISSOURI  64141


                                                 July 18, 1984


        Don C. Freberg
Manager/Sales Information Center


Mr. David J. Stone, President
Stone's Shop, Incorporated
2508 South Alpine
Rockford, Illinois  61108

Re:   Trademark Assignment and License Agreement

Dear Mr. Stone:

         This will confirm the agreement between you and Hallmark Cards, Incorporated regarding your desire to use the HALLMARK trademark in conjunction with the operation of your social expression shop, located at 2601 North Mulford Road, Brynwood Center, Rockford, Illinois 61111 (the "Shop"). Specifically, Hallmark does hereby grant to you a royalty free license to use the trademark and tradename HALLMARK as part of the Shop's tradename in the following manner and no other -- Stone's Hallmark Shop -- and, in addition, to use the HALLMARK trademark in other appropriate ways for the promotion and sale of HALLMARK products at the Shop. This grant is subject to all of the following terms and conditions.

         1. That you hereby acknowledge that Hallmark is the sole and exclusive owner of trademarks and tradenames including the name HALLMARK alone and in combination with a coronet design, recorded on the Principal Register of the U.S. Patent Office under Registration Nos. 654,790; 787,169; 864,077 and 916,900 among others;

         2. That you, for yourself, your heirs, administrators, successors and assigns, do hereby absolutely grant, bargain, convey and assign unto Hallmark any and all legal and equitable right, title and interest, both tangible and intangible, which you have or may hereafter acquire in the trademark HALLMARK, including but not limited to any goodwill hereinafter generated or created by you or anyone acting or claiming under you.

         3. That you hereby acknowledge that the license herein granted shall not extend to any use of the trademark as a part of a corporate name or in connection with any other business you operate at any other location and further that said license herein granted shall be terminable by Hallmark, at any time, by the giving to you of 30 days written notice.

         4. That you hereby acknowledge that the license herein granted may not be transferred or assigned and that all rights granted herein shall revert to Hallmark upon revocation of this agreement by Hallmark.

         5. That, in connection with your operation of the Shop, you hereby agree to:

                  (a) use your best efforts to promote and maintain the goodwill of the HALLMARK trademark and image;

                  (b) maintain a sufficient inventory and display of the range of HALLMARK products to enable the public the opportunity to purchase the same, so as not to mislead or deceive the public as to the availability of HALLMARK products in your store;

                  (c) maintain the store premises in a neat and orderly fashion;

                  (d)   instruct   sales  clerks  and   employees  in  a  manner
         sufficient to familiarize them with the HALLMARK product line so as to be able to respond to customer inquiries;

                  (e) not directly or indirectly disparage the HALLMARK product line or use bait and switch selling techniques to a customer who indicates interest in HALLMARK products or otherwise engage in deceptive advertising or selling violative of the provisions of section 5 of the Federal Trade Commission Act;

                  (f) maintain HALLMARK products as your primary product line, provided, however, that you are not otherwise restricted from the inventory and sale of competing product lines.

         6. That you hereby agree to display Hallmark's trademarks in conformity with the rules for such use as Hallmark may, from time to time, promulgate in order to protect the quality image and reputation which those trademarks presently enjoy. Any rules now or hereafter promulgated by Hallmark shall be considered a part of this agreement and you hereby agree to be bound by said rules. Attached to this letter are the present GUIDELINES FOR THE USE OF THE TRADEMARK "HALLMARK".

         7. That you hereby agree to, from time to time, submit to Hallmark, samples of advertising material, letterheads, etc. for determination that your use of the HALLMARK trademark is, in Hallmark's judgment, correct.

         8. That you hereby acknowledge that this agreement supersedes all prior oral or written representations and constitutes the entire understanding between you and Hallmark with respect to the use of the HALLMARK trademark in connection with your operation of the shop and that this agreement may be modified only in writing.

         9. That you hereby acknowledge that this agreement shall be subject to and construed in accordance with the laws of the state of Missouri and shall become effective upon receipt by Hallmark in Kansas City, Missouri of this letter agreement signed by you.

         10. That you hereby acknowledge that Hallmark is not your partner, joint venturer or franchisor and that the relationship between you and Hallmark is not a franchise relationship and that no fee is required to follow any specific merchandising plan.

         11. That you shall have the right to terminate this agreement by giving Hallmark 30 days written notice of your intent to do so. Said written notice shall be placed in the United States mail, certified mail-return receipt requested, addressed to Hallmark Cards, Incorporated, in care of Sales Information Center - 340, P.O. Box 580, Kansas City, Missouri 64141.

         12. That this agreement shall automatically terminate on the occurrence of the following: (1) termination of your right to occupy the premises with respect to which the license herein has been granted or (2) the closing of your account with Hallmark.

         13. That, in the event this license is terminated, for any reason by either party, you hereby agree to immediately cease using the HALLMARK trademark and all other trademarks owned by Hallmark and to remove, destroy or otherwise obliterate any sign, placard, poster, stationery, banner, advertising, merchandise bag or lettering which utilizes the HALLMARK trademark, or any part thereof, by the date upon which the termination becomes effective. You further agree to permit Hallmark the right to enter your premises to ensure that the foregoing has been completed upon Hallmark's first giving you reasonable advance notice. You further acknowledge and agree that your failure to immediately cease the use of the HALLMARK trademark upon revocation of the license herein granted will result in irreparable harm and injury to Hallmark.

         Please acknowledge that the foregoing represents our agreement by signing and returning the enclosed copy of this letter.

                                              Very truly yours,

                                              HALLMARK CARDS, INCORPORATED


                                              By /s/ Don C. Freberg
                                                 ------------------------------
                                                     Don C. Freberg

    Agreed to this 24th day of July, 1984.


                                              STONE'S SHOP, INCORPORATED


                                              By /s/ David J. Stone
                                                 -------------------------------
                                                     David Stone